Exhibit 99.3

October 2007
Dear TierOne Shareholder:

We are sending you the enclosed TierOne Corporation Election Form/Letter of Transmittal (the “Election Form”) in connection with the expected merger of TierOne Corporation with and into a wholly owned subsidiary of CapitalSource Inc. TierOne shareholders will vote on the merger at the special meeting of TierOne shareholders to be held on November 29, 2007. Although the closing date for the merger and the election deadline are not currently known, the companies currently expect that the merger will be completed during the fourth quarter of 2007.

Upon completion of the merger, TierOne will merge with and into a subsidiary of CapitalSource. Under the merger agreement, all TierOne shareholders will receive a combination of cash and CapitalSource common stock in exchange for each share of TierOne common stock, with the exact mix depending upon the average of the closing prices for CapitalSource common stock, as reported by The Wall Street Journal, during the ten trading days ending the day before the merger becomes effective. We refer to this average as the “CapitalSource closing price.” The merger consideration you will receive for each share of TierOne Corporation stock you own prior to the closing of the merger will consist of THREE parts:

•	$6.80 in cash; plus

•	0.675 shares of CapitalSource common stock; plus

•	If the “Capital Source closing price” is:

a) less than or equal to $25.1852, then 0.405 shares of CapitalSource common stock; or

b)	greater than $25.1852, then you can elect to receive either $10.20 in cash or $10.20 of CapitalSource common stock.

A complete description of the merger agreement and of the election procedures is included in the proxy statement/prospectus dated October 26, 2007, a copy of which was sent to TierOne shareholders of record on or about October 30, 2007. You should read the proxy statement/prospectus carefully and in its entirety.

If you desire to make a valid election to receive the third component of the merger consideration in cash or shares of CapitalSource common stock, please complete and sign the enclosed Election Form in accordance with the instructions, and return the completed Election Form along with your TierOne stock certificate(s) (if you hold any TierOne stock certificate(s)), or a properly completed guarantee of delivery, or complete the procedures for a book-entry transfer of shares, to American Stock Transfer & Trust Company, the exchange agent for the merger, no later than 5:00 p.m., Eastern time, on the election deadline, which is expected to be the fifth business day before the closing of the merger. TierOne and CapitalSource will issue a press release (which will be posted on CapitalSource’s website (www.capitalsource.com) and on TierOne’s website (www.tieronebank.com)) notifying you of the election deadline, not more than fifteen (15) business days before and at least five (5) business days prior to the date of that deadline, but nothing further will be mailed to you at that time.

If you do not make a valid election by the election deadline, you will be deemed to have made a stock election with respect to the third component of the merger consideration.

Once you tender your shares of TierOne common stock in order to make an election, you will not be able to sell or transfer those TierOne shares, unless you revoke your election prior to the election deadline.

We encourage you to read carefully the enclosed documents, including the Election Form, instructions and list of frequently asked questions and answers. You also should read carefully the proxy statement/prospectus. If after reading these documents, you are uncertain about what to do, we encourage you to consult with a financial professional to help you make your final decision. In addition, if you have questions about the enclosed form or if you need any additional information or need additional copies, please contact the Information Agent, Georgeson Inc. at (800) 501-4431.

Very truly yours,

John K. Delaney	Gilbert G. Lundstrom
Chairman of the Board and Chief Executive Officer	Chairman of the Board and Chief Executive Officer
CapitalSource Inc.	TierOne Corporation

INSTRUCTIONS

Your merger consideration election is subject to certain terms, conditions and limitations, which are set forth in the merger agreement and described in the proxy statement/prospectus. The merger agreement is included as Appendix A to the proxy statement/prospectus. Copies of the proxy statement/prospectus may be requested from the Information Agent, Georgeson Inc. at (800) 501-4431. The delivery of the Election Form is acknowledgement of the receipt of the proxy statement/prospectus. Each holder of TierOne common stock is encouraged to read the proxy statement/prospectus in its entirety and to discuss the contents thereof, the merger and the Election Form with his or her personal financial and tax advisors prior to deciding which election to make.

The Election Form should be properly filled in, dated and signed, and should be delivered, together with stock certificates representing all of the shares of TierOne common stock currently held by you (if your shares are held in certificated form), or a properly completed guarantee of delivery, or a confirmation of a book-entry transfer of such shares, to American Stock Transfer & Trust Company (“AST”) at the appropriate address set forth on the Election Form. The method of delivery of stock certificate(s) and any other required documents is at the election and risk of the owner. However, if stock certificate(s) are sent by mail, it is recommended that they be sent by registered mail, properly insured, with return receipt requested. Risk of loss and title to the shares shall pass only upon receipt of the stock certificate(s) or book-entry transfer of shares by AST.

Your submission of an Election Form does NOT constitute a vote on the merger. In order to vote your TierOne shares on the merger, you must sign, date and return the proxy/voting instructions card included with the proxy statement/prospectus or vote shares you hold of record by telephone or in person at the TierOne special meeting.

Please read and follow carefully the instructions regarding completion of the Election Form set forth below. These instructions, terms and representations and warranties are part of the terms and conditions of the Election Form.

A.	Special Conditions

1. Time in Which to Elect.  In order for your election to be effective, AST must receive a properly completed Election Form, accompanied by stock certificate(s) representing all of the shares of TierOne common stock in respect of which you make an election (if your shares are held in certificated form), or a properly completed guarantee of delivery, or a confirmation of a book-entry transfer of such shares no later than 5:00 p.m., Eastern Time, on the election deadline, which is expected to be the fifth business day before the closing of the merger. TierOne and CapitalSource will issue a press release (which will be posted on CapitalSource’s website (www.capitalsource.com) and on TierOne’s website (www.tieronebank.com)) notifying you of the election deadline, not more than fifteen (15) business days before and at least five (5) business days prior to the date of that deadline, but nothing further will be mailed to you at that time. If a holder of TierOne common stock does not properly follow the instructions for making an effective election or if a TierOne shareholder’s election is otherwise not effective, such shareholder will be deemed to have made a stock election.

TierOne stock certificates may be delivered by guaranteed delivery substantially in the form of the enclosed Notice of Guaranteed Delivery; except that if a guarantee of delivery has been submitted to AST, such stock certificate(s) must in fact be delivered to AST by the time required in such guarantee of delivery, otherwise the election is not effective and such shareholder will be deemed to have made a stock election. TierOne shareholders are urged to deliver a properly completed Election Form to AST, accompanied by certificates or a confirmation of a book-entry transfer, no later than 5:00 p.m., Eastern time, on the election deadline.

2. Revocation or Change of Election.  Any merger consideration election may be revoked or changed and the stock certificate(s) or book-entry transfer withdrawn by the person who submitted the Election Form to AST by written notice duly executed and received by AST up to and immediately prior to the election deadline. Such notice must specify the person in whose name the shares of TierOne common stock to be withdrawn had been submitted, the number of shares to be withdrawn, the name of the registered holder thereof, and the serial numbers shown on the stock certificate(s) or book-entry transfer representing the shares to be withdrawn. If an election is revoked, and the stock certificate(s) or book-entry transfer withdrawn, the stock certificate(s) or book-entry transfer will be returned promptly by AST to the person who submitted such stock certificate(s) or book-entry transfer. Upon any such revocation, unless a properly completed Election Form, together with your stock certificate(s) (or a properly completed guarantee of delivery) or a completed book-entry transfer is thereafter submitted to AST prior to the election deadline, you will be deemed to have made a stock election.

3. Elections Void if Merger Not Completed.  All Election Forms will be void and of no effect if the merger agreement is terminated for any reason. AST will promptly return stock certificate(s) or book-entry shares it had previously received to the person who made such election. In such event, shares of TierOne common stock held through The Depository Trust Company are expected to be available for sale or transfer promptly following such termination. Stock certificates held of record directly by the beneficial owners of such shares of TierOne common stock will be returned by AST without charge to the holder as promptly as practicable by first class, insured mail.

4. Cash in lieu of Fractional Interests.  No stock certificate or book-entry transfer representing a fraction of a CapitalSource share will be issued. Instead, each TierOne shareholder that would otherwise be entitled to receive a fractional share will receive an amount in cash equal to the product of (a) the fractional share interest (after aggregating all shares of CapitalSource common stock that would otherwise be received by such holder) which such holder would otherwise receive, multiplied by (b) the closing price of one share of CapitalSource common stock listed on the New York Stock Exchange (“NYSE”) ending on the trading day one day prior to the date on which the merger becomes effective.

B.	General

1. Execution and Delivery.  The Election Form must be properly completed, dated and signed in the signature box and must be received (together with any stock certificates representing shares of TierOne common stock as to which the election(s) is (are) made, if such shares are held in certificated form, or a properly completed guarantee of delivery, or a confirmation of a book-entry transfer of such shares, if such procedure is available, into AST’s account at a Book-Entry Transfer Facility pursuant to book-entry transfer procedures) by AST at the address of AST set forth on the Election Form prior to the election deadline. If stock certificates are delivered to AST in multiple deliveries, a properly completed and duly executed Election Form must accompany each such delivery.

In Item 1 — “Description of Surrendered Shares” of the Election Form, you should list each of the stock certificate number(s) on which you would like to elect, along with the number of shares represented by each. If the space is inadequate, use a separate sheet and attach it to the Election Form. If you hold shares of TierOne common stock in book-entry form and wish to make an election with respect to some or all of such common stock, you do not need to complete the left-hand column “Certificate No.(s)” in Item 1 for those book-entry shares; simply fill in the number of shares in the right-hand column “Number of Shares.”

In Item 2 — “Election Choice — Third Portion of Merger Consideration” of the Election Form, you should:

•	mark Box A if you wish to elect to receive the third component of the merger consideration in CASH for ALL of the shares of TierOne common stock identified under Item 1 of the Election Form,

•	mark Box B if you wish to elect to receive STOCK for the third component of the merger consideration for ALL of the shares of TierOne common stock identified under Item 1 of the Election Form, or

•	mark Box C if you wish to receive the third component of the merger consideration in a COMBINATION of cash consideration and stock consideration.

If you wish to receive a combination of stock consideration and cash consideration, please also print the number of shares of TierOne common stock with respect to which you wish to receive cash consideration and the number of shares of TierOne common stock with respect to which you wish to receive stock consideration in the space indicated under Box C of the Election Form. You should not list a fractional share of TierOne common stock in the space under Box C. If you elect a combination of stock consideration and cash consideration, any fractional share of TierOne common stock you own will be treated as if no election had been made with respect to such share. The total number of shares of TierOne common stock for which you elect to receive a combination of stock consideration and cash consideration may not exceed the total number of whole shares of TierOne common stock listed in Item 1 of the Election Form (i.e., excluding all fractional shares). If the total number of shares for which you elect to receive a combination of cash consideration and stock consideration exceeds the total number of shares of TierOne common stock entered in Item 1, your election will be deemed to be invalid. If the total number of shares for which you elect to receive a combination of cash consideration and stock consideration is less than the total entered in Item 1, you will be deemed to have not made an election for the number of shares constituting the difference.

AST and CapitalSource reserve the right to deem that you have not made any election if:

•	no election choice is indicated in Item 2 of the Election Form;

•	more than one election choice is indicated in Item 2 of the Election Form;

•	you fail to follow the instructions on the Election Form (including failure to submit your TierOne stock certificate(s), if you own shares in certificated form, or a Notice of Guaranteed Delivery) or otherwise fail to properly make an election;

•	a completed Election Form (including submission of your TierOne stock certificate(s), if you own shares in certificated form, or a Notice of Guaranteed Delivery, or confirmation of book-entry transfer) is not actually received by AST prior to the election deadline; or

•	you return the Election Form with a Notice of Guaranteed Delivery but do not deliver the TierOne stock certificate(s) representing the shares or make a book-entry transfer of shares in respect of which an election is being made within the time period specified in the Notice of Guaranteed Delivery.

Notwithstanding anything to the contrary in the Election Form, AST and CapitalSource reserve the right to waive any flaws in a completed Election Form but shall be under no obligation to do so.

2. Guarantee of Signatures.  A signature guarantee is required on the Election Form if the registered holder(s) of the shares of TierOne common stock surrendered herewith has completed the box entitled “Special Issuance and Payment Instructions” or “Special Delivery Instructions” on the Election Form and in all other cases, unless the Election Form is signed by the registered holder(s) of the shares of TierOne common stock surrendered herewith and no such boxes are completed. A signature guarantee must be completed by an eligible guarantor institution such as a commercial bank, trust company, securities broker/dealer, credit union, or savings association participating in a Medallion Program approved by the Securities Transfer Association, Inc. (each of the foregoing being an “Eligible Institution”). See Instruction B.4 — “Signatures on Election Form and Endorsements.” If you have any questions regarding the need for a signature guarantee, please call Georgeson Inc. at (800) 501-4431.

3. Delivery of Election Form and Share Certificates.  Please do not send your stock certificate(s), guarantee of delivery, confirmation of book-entry transfer of shares or Election Form directly to TierOne or CapitalSource. The stock certificate(s) or a confirmation of a book-entry transfer of shares, together with a properly completed and duly executed and dated copy of the Election Form and any other documents required by the Election Form, or a properly completed guarantee of delivery, must be delivered to AST at the address set forth on the Election Form.

The method of delivery of stock certificate(s) and any other required documents is at the election and risk of the owner. However, if stock certificate(s) are sent by mail, it is recommended that they be sent by registered mail, properly insured, with return receipt requested. Risk of loss and title to the shares shall pass only upon proper delivery of the stock certificate(s) or book-entry transfer of shares to AST.

All questions as to validity, form and eligibility of the surrender of any stock certificate, book-entry transfer of shares, and elections hereunder will be determined by CapitalSource (which may delegate its power in whole or in part to AST) and such determination shall be final and binding. CapitalSource reserves the right to waive any irregularities or defects in the surrender of any stock certificate(s), any book-entry transfer of shares and any election. A surrender will not be deemed to have been made until all irregularities have been cured or waived. CapitalSource and AST shall make reasonable efforts to notify any person of any defect in any Election Forms submitted to AST.

4. Signatures on Election Form and Endorsements.  If the Election Form is signed by the registered holder(s) of the shares of TierOne common stock surrendered thereby, the signature(s) must correspond with the name(s) as written on the face of the stock certificate(s) without any alteration, enlargement or change whatsoever.

If the stock certificate(s) surrendered or book-entry transfers of shares thereby are owned of record by two or more persons, all such persons must sign the Election Form. If the stock certificate(s) or book-entries are registered in the names of different holders on separate stock certificate(s) or book-entries, it will be necessary to complete, sign and submit as many separate Election Forms as there are different registrations of stock certificate(s) or book-entries.

If the Election Form is signed by the registered holder(s) of the shares listed and surrendered herewith, no endorsements of the stock certificate(s) or separate stock powers are required.

If the Election Form is signed by a person other than the registered holder(s) of the shares surrendered or book-entries transferred thereby, such stock certificate(s) or book-entry transfer(s) must be endorsed or accompanied by appropriate stock powers, in either case, signed exactly as the name(s) of the record holder(s) appears on such certificate(s), in which case the signatures on such stock certificates, book-entry transfer(s) or stock powers must be guaranteed by an Eligible Institution (as defined in Instruction B.2 — “Guarantee of Signatures”).

If the Election Form or any stock certificate(s), book-entry transfer(s) or stock power(s) is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, must give his or her full title in such capacity, and must submit proper evidence of his or her authority to so act. Shareholders with any questions regarding what constitutes proper evidence should call Georgeson Inc. at (800) 501-4431. AST will not exchange any shares of TierOne common stock until all instructions herein are complied with.

5. New Stock Certificate in Same Name.  If the stock certificate or book-entry transfer representing CapitalSource shares is to be registered in exactly the same name that appears on the TierOne stock certificate(s) being surrendered or book-entry transfer with the Election Form, the shareholder will not be required to endorse the stock certificate(s) surrendered herewith or book-entry transfer.

6. New Stock Certificates in Different Name.  If the stock certificate or book-entry transfer representing CapitalSource shares is to be registered in a name other than exactly the name that appears on the TierOne stock certificate(s) being surrendered or book-entry transfer with the Election Form, the stock certificate(s) being surrendered herewith or book-entry transfer must be endorsed, or accompanied by an appropriate signed stock power, and the signatures appearing on such endorsement(s) or stock power(s) and on the Election Form must be Medallion Guaranteed by an Eligible Institution (as defined in Instruction B.2 — “Guarantee of Signatures”). In such case, the “Special Issuance and Payment Instructions” box on the Election Form must be completed. See Instruction B.9 — “Form W-9” as to certifying the taxpayer identification number (“TIN”) for the new registered owner. See also Instruction B.7 — “Stock Transfer Taxes” as to stock transfer taxes.

7. Stock Transfer Taxes.  In the event that any transfer or other taxes become payable by reason of the payment of the merger consideration in any name other than that of the record holder, it shall be a condition of the issuance and delivery of the merger consideration that the amount of any stock transfer taxes (whether imposed on the registered holder or such transferee) shall be delivered to AST or satisfactory evidence of payment of such taxes, or exemption therefrom, shall be submitted before such merger consideration is issued. Additionally, in such case, the requisite stock transfer tax stamps must be affixed to the stock certificate(s) or book-entry transfer submitted or canceled, or funds must be provided for their purchase.

8. Special Delivery Instructions.  The “Special Delivery Instructions” box on the Election Form must indicate the name and address of the person(s) to whom the CapitalSource stock certificate(s) and/or check comprising the merger consideration are to be sent if different from the name and address of the person(s) signing the Election Form. Filling in the box will NOT change your address for dividends and other mailings.

9. Form W-9.  If the registered account does not have an accurate or updated TIN, you must complete the enclosed Substitute Form W-9 with the Election Form. If we did not include a Form W-9 and your merger consideration is to be issued in the same name, you need take no further action to certify the TIN for the registered account. Under U.S. federal income tax law, any person submitting the Election Form who has not previously certified the TIN relating to the registered account must provide to AST and CapitalSource his, her or its correct TIN, and certify that such TIN is true, correct and complete, on the enclosed Form W-9. If such TIN is not provided, a penalty of $50.00 may be imposed by the Internal Revenue Service and payments made may be subject to 28% backup withholding and other payments and penalties as may be imposed by the Internal Revenue Service. The TIN to be provided is that of the person submitting the Election Form. The TIN for an individual is generally his or her social security number.

Exempt persons (including, among others, all corporations and certain foreign individuals) are not subject to backup withholding and reporting requirements. A foreign individual may qualify as an exempt person by submitting a Form W-8, signed under penalties of perjury, certifying such individual’s foreign status. Such form can be obtained from AST.

The signature and date endorsed on Form W-9 will serve to certify that the TIN and withholding information provided in the Election Form are true, correct and complete. See the attached Guidelines for Certification of Taxpayer Identification Number on Form W-9 for additional instructions.

If your merger consideration is to be issued in a different name, you should submit a completed Form W-9 with your Election Form. If you need additional or replacement copies of Form W-9, please call Georgeson Inc. at (800) 501-4431. If you have any questions regarding the Form W-9 or W-8, you should consult your professional tax advisor.

10. Lost, Stolen or Destroyed Certificates.  If your stock certificate(s) has been lost, stolen or destroyed, please contact AST, TierOne’s transfer agent, at (877) 248-6417 or (718) 921-8317. You will then be instructed as to the steps you must take in order to surrender your shares for exchange. You will not be able to make an election on those shares until they have been replaced by the transfer agent.

11. Correction of or Change in Name.  For a correction of name or for a change in name which does not involve a change in ownership, you may proceed as follows: (a) for a change in name by marriage, etc., the Election Form should be signed, e.g., “Mary Doe, now by marriage Mary Jones” and (b) for a correction in name, the Election Form should be signed, e.g., “James E. Brown, incorrectly inscribed as J.E. Brown”. In each such case, the signature on the Election Form must be guaranteed as provided in Instruction B.2 — “Guarantee of Signatures” above; the signature of a notary public is not sufficient for this purpose.

12. Information and Additional Copies.  Information and additional copies of the Election Form and the proxy statement/prospectus may be obtained from Georgeson Inc. by calling (800) 501-4431.

C.	Representations and Warranties of the TierOne Shareholder

By signing and returning the Election Form or guarantee of delivery form to AST, you agree to the statements set forth below:

1. Pursuant to the merger agreement and subject to the election procedures described herein and in the proxy statement/prospectus, you hereby surrender for the merger consideration the stock certificate(s) representing your shares of TierOne common stock listed on the Election Form or for which a book-entry transfer has been made, and elect, should you be entitled, as indicated in the Election Form, to receive for the third component of the merger consideration, in each case for each share of TierOne common stock represented by the stock certificate(s) or book-entry transfer of shares the stock consideration or the cash consideration.

2. You represent and warrant that you are, as of the date hereof, and will be, as of the completion date of the merger, the registered holder of the shares of TierOne common stock represented by the enclosed certificate(s) or book-entry transfer of shares with good title thereto and with full power and authority to make the election indicated therein and to sell, assign and transfer the shares of TierOne common stock represented by the enclosed stock certificate(s) or book-entry transfer of shares, free and clear of all liens, restrictions, charges and encumbrances, and not subject to any adverse claims. You will, upon request, execute any additional documents necessary or desirable to complete the surrender and exchange of such shares of TierOne common stock. You irrevocably appoint AST as your agent to effect the exchange. All authority conferred or agreed to be conferred in the Election Form (or guarantee of delivery) shall be binding upon your successors, assigns, heirs, executors, administrators and legal representatives and shall not be affected by, and shall survive, your death or incapacity.

3. You understand and acknowledge that you will not receive the merger consideration unless and until the merger is completed and unless and until the stock certificate(s) or book-entry transfer(s) representing your shares of TierOne common stock are received by AST at the address set forth above, together with such additional documents as AST may require, and until the same are processed for exchange by AST. You understand and acknowledge that the method of delivery of the stock certificate(s) or book-entry transfer of shares and all other required documents is at your option and risk and that the risk of loss and title to such shares shall pass only after AST has actually received the stock certificate(s) or book-entry transfer of shares. You further understand and acknowledge that no interest will accrue on the merger consideration, including on any cash paid in lieu of fractional CapitalSource shares, or on any dividends paid with respect thereto.

4. You make the election set forth in Item 2, “Election Choices — Third Portion of Merger Consideration,” of the Election Form. You understand that the purpose of the election procedures described in the Election Form is to permit holders of shares of TierOne common stock to express their preferences with respect to the third component of merger consideration they wish to receive in the merger.

5. You agree that if you do not make an election or if you make an ineffective election for any shares of TierOne common stock held by you, you will be deemed to have made a stock election.

6. You acknowledge that none of TierOne, CapitalSource, the TierOne board of directors and the CapitalSource board of directors has made any recommendation as to whether or not you should make a particular type of election. You also acknowledge that you were advised to make your own decision, in consultation with your own financial and tax advisors, if any, as to which type of election to make.

7. Unless otherwise indicated on the Election Form in the box entitled “Special Issuance and Payment Instructions,” in exchange for the enclosed stock certificate(s) (or those delivered pursuant to a guarantee of delivery) or book-entry transfer of shares, you instruct AST to issue in your name, as it appears on the Election Form, (i) the merger consideration in the form elected by you in Item 2 in the Election Form, “Election Choice — Third Portion of Merger Consideration,” and (ii) a check for cash in lieu of any fractional CapitalSource share that would otherwise be issued. Similarly, unless otherwise indicated in the box entitled “Special Delivery Instructions,” you instruct AST to mail the merger consideration to you at the address shown on the Election Form. In the event that both the Special Issuance and Payment Instructions and the Special Delivery Instructions are completed, you instruct AST to issue and mail the merger consideration to the person or entity so indicated at the address indicated. Appropriate Medallion signature guarantees by an Eligible Institution (as defined in Instruction B.2 — “Guarantee of Signatures”) have been included with respect to the shares of TierOne common stock for which Special Issuance and Payment Instructions and/or Special Delivery Instructions have been given.

8. You understand and acknowledge that CapitalSource (which may delegate its power in whole or in part to AST), in the exercise of its reasonable discretion, shall have the right to make all determinations, not inconsistent with the merger agreement, governing (i) the validity of the Election Forms and compliance by you with the election procedures set forth therein, (ii) the issuance and delivery of certificates representing the whole number of shares of CapitalSource common stock to be issued as stock consideration and (iii) the method of payment of cash consideration and cash in lieu of fractional shares of CapitalSource common stock.

QUESTIONS AND ANSWERS

The following are answers to some frequently asked questions about the surrender, subject to the completion of the merger, of shares of TierOne common stock in connection with the merger. The information herein is qualified in its entirety by reference to (i) the Agreement and Plan of Merger, dated as of May 17, 2007, by and among CapitalSource, CapitalSource TRS Inc. and TierOne (a copy of which is included as Appendix A to the proxy statement/prospectus dated October 26, 2007), (ii) the proxy statement/prospectus and (iii) the Election Form enclosed herewith. If you have additional questions about the surrender of your shares of TierOne common stock or need further assistance, please call Georgeson Inc., the Information Agent, at (800) 501-4431.

1.	What election am I being asked to make?

The election you are being asked to make is contingent upon the CapitalSource closing price. The “CapitalSource closing price” is defined as the average of the closing prices for CapitalSource common stock, as reported by The Wall Street Journal, during the ten trading days ending the day before the merger becomes effective. If the CapitalSource closing price is greater than $25.1852 per share, you are being asked to choose stock consideration, cash consideration or a combination of both, as part of the total consideration for each share of TierOne common stock you own. If the CapitalSource closing price is less than $25.1852 per share, then you will not have the ability to make an election and will receive additional stock consideration for each share of TierOne stock you own.

Subject to the election procedures, following completion of the merger you will receive in exchange for each share of TierOne common stock you own consideration amounting to (a) $6.80 in cash and (b) 0.675 shares of CapitalSource common stock. In addition, you will receive 0.405 additional shares of CapitalSource common stock if the CapitalSource closing price is less than or equal to $25.1852. If, however, the CapitalSource closing price exceeds $25.1852, then you will have the choice between receiving either an additional $10.20 in cash or $10.20 in CapitalSource common stock. with the exact number of shares determined by the quotient of $10.20 divided by the CapitalSource closing price.

This election is described in greater detail in this document and in the proxy statement/prospectus. For certain information regarding the federal income tax consequences of your receipt of merger consideration, see “The Merger — Material U.S. Federal Income Tax Consequences” in the proxy statement/prospectus.

2.	When must I elect the type of merger consideration that I prefer to receive?

A properly completed and signed Election Form must be returned along with your TierOne stock certificate(s) (if you hold shares in certificated form), or a properly completed guarantee of delivery, or a book-entry transfer of shares, to AST no later than 5:00 p.m., Eastern time, on the election deadline, which is expected to be the fifth business day before the closing of the merger. TierOne and CapitalSource will issue a press release (which will be posted on CapitalSource’s website (www.capitalsource.com) and on TierOne’s website (www.tieronebank.com)) notifying you of the election deadline, not more than fifteen (15) business days before and at least five (5) business days prior to the date of that deadline, but nothing further will be mailed to you at that time. If you do not submit a properly completed and signed Election Form to AST by the election deadline, you will be deemed to have made a stock election in respect of this third component of the merger consideration.

3.	What is the Election Form?

The enclosed Election Form allows you to choose, if the CapitalSource closing price exceeds $25.1852 per share, to receive the third component of the merger consideration in cash, CapitalSource common stock, or a combination of both. To make this election, complete the enclosed Election Form according to the instructions also enclosed and return to AST the Election Form with your stock certificates representing your shares of TierOne common stock certificates by the election deadline.

Enclosed with the Election Form are instructions for surrendering your stock certificate(s) representing your shares of TierOne common stock or making a book-entry transfer of shares to AST. You must complete, sign and return the Election Form to AST along with your stock certificate(s) representing your shares of TierOne common stock (if you hold shares in certificated form) or book-entry transfer of shares in order to elect the type of merger consideration that you would prefer to receive in the merger.

4.	What will happen if I do not complete and return all necessary materials to AST by the election deadline?

You will be deemed to have made a stock election and will receive the third component of the merger consideration in the form of CapitalSource common stock. You will, however, not receive the merger consideration until you have surrendered your TierOne stock certificates. No TierOne shareholder will receive any consideration unless and until the merger is completed.

5.	What will happen if I submit my TierOne stock certificates and submit the Election Form, and then later decide to change my mind?

You may change or withdraw your election any time prior to the election deadline by sending a new Election Form, properly completed and signed, to AST. You also may revoke an election by withdrawing such shareholder’s certificates or guarantees of delivery previously deposited with the exchange agent. However, the time to make a valid election is limited, so we encourage you to consider carefully your choice before sending in your materials. AST must receive any changes in or withdrawals of your election by the election deadline for the change or withdrawal to be effective.

6.	How should I mail in my Election Form and any stock certificates representing TierOne common stock?

You are responsible for delivering to AST your Election Form and any stock certificates representing TierOne common stock that you wish to surrender. The method of delivery is at your election and risk. We recommend that you use registered mail, properly insured, return receipt requested. Please keep in mind that the delivery time for registered or certified mail is often longer than regular mail. Whichever method you choose, please be sure to allow ample time for delivery. The Election Form and your stock certificates may be mailed, or sent by courier, in the enclosed return envelope, to one of the following addresses:

LOGO

By Mail or Overnight Courier:	By Hand:
American Stock Transfer & Trust Company	American Stock Transfer & Trust Company
Operations Center	Attn: Reorganization Department
Attn: Reorganization Department	59 Maiden Lane
6201 15th Avenue	Concourse Level
Brooklyn, NY 11219	New York, NY 10038

For assistance, call (877) 248-6417 or (718) 921-8317 Fax (718) 234-5001

If you have any questions regarding the procedure for exchanging your stock certificates, submitting a guarantee of delivery or making a book-entry transfer of shares, please contact Georgeson Inc. at (800) 501-4431.

7.	What if I have separate accounts?

You will receive and must complete a separate Election Form for each account that you have.

8.	Am I entitled to make an election with respect to the third component of the merger consideration for shares of TierOne common stock I hold in the form of stock options, through the TierOne Amended and Restated 2003 Recognition and Retention Plan or in the form of deferred stock units held through other TierOne benefit plans?

No. You will not be entitled to make any election with respect to these shares.

9.	What if my stock certificate(s) representing TierOne common stock contains a restrictive legend?

The presence of a restrictive legend on your stock certificate(s) representing TierOne common stock has no effect on the procedures for making an election of stock consideration or cash consideration. You should follow the procedures set forth in these instructions for making an election of merger consideration with respect to such shares.

10.	If my stock certificate(s) representing TierOne common stock is lost, stolen or destroyed, how do I get it replaced?

If your stock certificate(s) representing TierOne common stock has been lost, stolen or destroyed, please call AST at (877) 248-6417 or (718) 921-8317. A representative will send you the necessary documentation to arrange for the issuance of replacement shares.

11.	What should I do if I want my shares of CapitalSource common stock or cash consideration issued in a different name(s)?

Please follow the attached instructions in B.6 — “New Stock Certificaztes in Different Name” of the Election Form. All changes in registration require a “Medallion” signature guarantee. You can have your signature Medallion Guaranteed at a financial institution such as a commercial bank, a trust company, a national bank, a credit union, a brokerage firm or a savings association that participates in the “Medallion” program. Please note that notarization by a notary public is not a valid substitute for a Medallion Guaranteed signature. In addition, unless you certify the TIN for the new account, you may be subject to backup withholding and other penalties. Please refer to Instruction B.9 — “Form W-9.”

12.	What if my shares of TierOne common stock are held in “street name” by a bank or broker?

Please contact your bank or broker for information on how they will handle your account.

13.	How long will it take AST to exchange my shares of TierOne common stock and mail my merger consideration if the merger is completed?

Assuming that you properly complete the Election Form and you surrender all your stock certificates of your TierOne common stock by the election deadline, it will generally take approximately seven business days from date of completion of the merger for AST to process and mail to you your merger consideration. If there is any problem with your documentation once it reaches AST, AST will return your Election Form to you with a letter of explanation. Your election will not be valid until any and all such problems with your documentation are resolved. If any problem with your Election Form is not resolved prior to the election deadline, you will be deemed to have not made an election and will receive stock consideration as the third component of the merger consideration.

14.	What is a Form W-9 “Payer’s Request for Taxpayer Identification Number and Certification?” What form should I use if I am a foreign shareholder?

The Form W-9 should be completed and signed if you have received such a form from AST. Only shareholders whose registered account does not have an accurate or updated TIN have been sent a Form W-9. If you receive the Form W-9 (or your consideration is to be issued in a different name from that indicated on the Election Form) and you do not submit a properly completed Form W-9, any payments made to you may be subject to backup withholding. Non-U.S. shareholders should provide a Form W-8 that may be obtained from AST or the IRS’s website at www.irs.gov. Foreign shareholders should contact AST for further information.

15.	What if I lose my Election Form or need an additional one?

You should call Georgeson Inc. at (800) 501-4431 and request that a duplicate Election Form be mailed to you. Keep in mind that AST must receive any Election Form changes by the election deadline.

16.	If I still have questions about the merger and my exchange of shares of TierOne common stock, whom should I call?

You should call Georgeson Inc. at (800) 501-4431 to answer any questions you may have.

TIERONE CORPORATION

ELECTION FORM/LETTER OF TRANSMITTAL

Please refer to the enclosed Instructions for additional detail regarding the election. The right to make an election expires on the election deadline. The election deadline and closing date are not yet known, but it is currently expected that the merger will be completed during the fourth quarter of 2007. See Instruction A.1 —“Time in Which to Elect”.

1.  DESCRIPTION OF SURRENDERED SHARES. See Instruction B.1 —“Execution and Delivery.” Please list the TierOne stock certificate(s) you are enclosing with this form, attach a separate sheet if needed. If you hold shares in certificated form and do not return your TierOne stock certificate(s) with this form or submit a Notice of Guaranteed Delivery or Book-Entry Form, you will be deemed to have made a STOCK ELECTION. If all of your shares of TierOne common stock are held in book-entry, for this Item 1, you only need to fill in the right-hand column in the box below.

DESCRIPTION OF SHARES SURRENDERED
(Please fill in. Attach separate schedule if needed)

Certificate No(s)	Number of Shares

TOTAL SHARES F

Name(s) and Address of Registered Holder(s) If there is any error in the name or address shown below, please make the necessary corrections

1

2.  ELECTION CHOICE — THIRD PORTION OF MERGER CONSIDERATION. You are urged to read the proxy statement/prospectus in its entirely and the instructions enclosed with this Election Form before completing this Election Form. Choose ONE of the following options. If you do not check a box or if you check more than one box, you will be considered to have made a STOCK ELECTION.

A.	☐	Mark this box to elect CASH consideration on ALL of your TierOne shares,
OR
B.	☐	Mark this box to elect STOCK consideration on ALL of your TierOne shares,
OR
C.	☐	Mark this box to elect a combination of CASH and STOCK consideration, and write the number of whole TierOne shares (no fractions) for each form of consideration you wish to receive on the lines below. Do not insert dollar amounts on these lines.

CASH
Consideration

STOCK
Consideration

3.	SPECIAL HANDLING REQUIREMENTS

☐  Please indicate here if you have special issuance and payment or special delivery instructions, and complete Box A or B, as appropriate, on the final page of this Election Form. See Instructions B.2 — “Guarantee of Signatures,” B.4 — “Signatures on Election form and Endorsements” and B.8 — “Special Delivery Instructions.”

2

By signing this form, you agree to the terms, conditions and statements set forth on this Election Form and in the Instructions (including the representations and warranties set forth in Section C of the Instructions), the accompanying Q&A booklet and in the proxy statement/prospectus.

Signature                                  Date

Signature of co-owner, if any               Date
All registered owners

Mailing Instructions:

If you want to make an election, you must return the TierOne stock certificate(s) (if you hold your shares in certificated form) with your completed and signed Election Form and any other required documents to one of the addresses below. Your properly completed election must be received prior to the election deadline. We have enclosed a pre-addressed envelope for your convenience. Please allow ample time for delivery.

By Mail or Overnight Courier:	By Hand:
American Stock Transfer & Trust Company	American Stock Transfer & Trust Company
Operations Center	Attn: Reorganization Department
Attn: Reorganization Department	59 Maiden Lane
6201 15th Avenue	Concourse Level
Brooklyn, NY 11219	New York, NY 10038

For assistance call (877) 248-6417 or (718) 921-8317

Delivery shall be effected, and risk of loss and title to any TierOne stock certificate(s) shall pass, only upon proper delivery of the stock certificate(s) or book-entry transfer(s) of shares to the Exchange Agent. Delivery of the Election Form to an address other than set forth above will NOT constitute a valid delivery to the Exchange Agent.

If the Exchange Agent has not received your properly completed Election Form, accompanied by your TierOne stock certificate(s) or a properly completed guarantee of delivery (if you hold your shares in certificated form) or a confirmation of a book-entry transfer of such shares by 5:00 p.m., Eastern time, on the election deadline, then you have not made an effective election and you will be deemed to have made a STOCK ELECTION.

3

For Information About the Election:

Questions regarding replacement of stock certificates that have been lost, stolen, or destroyed should be directed to AST Shareholder Services at (877) 248-6417 or (718) 921-8317. For other questions regarding the election, you may contact Georgeson Inc., the Information Agent, by telephone at (800) 501-4431.

BOX A
Special Issuance and Payment Instructions
(See Instructions B.2, B.4, and B.6)
To be completed ONLY if the merger consideration is to be issued in the name of someone other than that shown on the front of this Election Form

Issue __ check and/or __ CapitalSource shares to

Name

  Address:

If you complete this box, you will need a signature guarantee by an Eligible Institution. See Instructions B.2 and B.6.

If you complete this box, a Form W-9 may also need to be completed by the person named above. See Instruction B.9.

BOX B
Special Delivery Instructions
(See Instructions B.2, B.4, and B.8)
To be completed ONLY if the merger consideration is to be mailed to the registered owner at an address other than that shown on the front of this Election Form

Mail __ check and/or __ CapitalSource shares to

Name

Address:

If you complete this box, you will need a signature guarantee by an eligible institution. See Instructions B.2 and B.8.

If you completed Box A or Box B above, please sign below.

Signature

Signature of co-owner, if any

MEDALLION SIGNATURE GUARANTEE

(Stamp here)

4

TIERONE CORPORATION

NOTICE OF GUARANTEED DELIVERY OR BOOK-ENTRY FORM
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

This Notice of Guaranteed Delivery or one substantially similar hereto must be used to make a valid election with respect to your shares of common stock of TierOne Corporation (“TierOne”), as set forth in the proxy statement/prospectus, dated October 26, 2007 (the “Prospectus”), and the Election Form/Letter of Transmittal and the instructions thereto (collectively, the “Election Form”), if:

(1) your stock certificate(s) representing shares of TierOne common stock are not immediately available,

(2) you cannot complete the procedure for book-entry transfer on a timely basis or

(3) you cannot deliver the certificate(s) and all other required documents to AST (the “Exchange Agent”) prior to 5:00 p.m., Eastern time, on the election deadline.

You may deliver this Notice of Guaranteed Delivery by facsimile transmission, overnight courier or mail to the Exchange Agent as set forth below and it must be received by the Exchange Agent on or before the election deadline. See “Mailing instructions” in the Election Form for further information.

By Mail or Overnight Courier:	By Hand:
American Stock Transfer & Trust Company	American Stock Transfer & Trust Company
Operations Center	Attn: Reorganization Department
Attn: Reorganization Department	59 Maiden Lane
6201 15th Avenue	Concourse Level
Brooklyn, NY 11219	New York, NY 10038

For assistance call (877) 248-6417 or (718) 921-8317
Fax (718) 234-5001

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR
TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION TO A NUMBER OTHER
THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures, if a signature on an Election
Form is required to be guaranteed by an “Eligible Institution” under the instructions thereto.

1

Ladies and Gentlemen:

I hereby acknowledge that if the shares of TierOne common stock listed below are not delivered to the Exchange Agent by 5:00 p.m. Eastern time on the third NYSE trading day after the election deadline (as set forth in the Election Form), the Exchange Agent may deem that I have not made an election with respect to such shares.

I hereby tender to the Exchange Agent the shares of TierOne common stock listed below, upon the terms of and subject to the conditions set forth in the Prospectus and the related Election Form, including the instructions to such Election Form, receipt of which I hereby acknowledge, pursuant to the guaranteed delivery procedures set forth in the Election Form, as follows:

Certificate No.	Number of Shares

The Book-Entry Transfer Facility Account Number (if the shares of TierOne common stock will be delivered by book-entry transfer)
Sign Here

Account Number	Signature(s)

Number of Shares	Number and Street or P.O. Box
Dated: ,
City, State, Zip Code

GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a participant in the Security Transfer Agents Medallion Program, the Stock Exchange Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program guarantees delivery to the Exchange Agent of stock certificates representing the shares of TierOne common stock listed above, in proper form for transfer or delivery of such shares of TierOne common stock pursuant to procedures for book-entry transfer, in either case with delivery of a properly completed and duly executed Election Form (or manually signed facsimile thereof) and any other required documents, no later than 5:00 p.m. Eastern time on the third NYSE trading day after the date hereof.

Firm Name (Print)

Authorized Signature

Address

City, State, Zip Code

Area Code and Telephone Number

Date	,

DO NOT SEND CERTIFICATE(S) OR ANY OTHER REQUIRED DOCUMENTS WITH THIS FORM. THEY SHOULD BE SENT WITH THE ELECTION FORM TO THE EXCHANGE AGENT (UNLESS A BOOK-ENTRY TRANSFER FACILITY IS USED).

2

PAYER’S NAME: AMERICAN TRANSFER & TRUST COMPANY
SUBSTITUTE FORM W-9	Part 1 — PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW	Social Security Number
OR

Employer Identification Number

Department of the Treasury Internal Revenue Service	Part 2 — FOR PAYEES EXEMPT FROM BACKUP WITHHOLDING (See Page 2 of enclosed Guidelines)

Part 3 — Certification Under Penalties of Perjury, I certify that:
	(1) The number shown on this form is my current taxpayer identification number (or I am waiting for a number to be issued to me),	Part 4 —
Payer’s Request for Taxpayer Identification Number (TIN) and Certification
	(2) I am not subject to backup withholding either because I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding and	Awaiting TIN ☐
(3) I am a U.S. person (including a U.S. resident alien).

Certification instructions — You must cross out item (2) in Part 3 above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you are subject to backup withholding you receive another notification from the IRS stating that you are no longer subject to backup withholding, do not cross out item (2).

	SIGNATURE	DATE

NAME

ADDRESS

	CITY	STATE ZIP CODE

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU
CHECK THE BOX IN PART 4 OF SUBSTITUTE FORM W-9

PAYER’S NAME: AMERICAN TRANSFER & TRUST COMPANY
CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify, under penalties of perjury, that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number before payment is made, a portion of such reportable payment will be withheld.

Signature	Date

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF A PORTION OF ANY PAYMENT MADE TO YOU PURSUANT TO THE MERGER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

1

IMPORTANT TAX INFORMATION

Under current U.S. federal income tax law, a Stockholder who tenders TierOne stock certificates that are accepted for exchange may be subject to backup withholding. In order to avoid such backup withholding, the Stockholder must provide the Exchange Agent with such Stockholder’s correct taxpayer identification number and certify that such Stockholder is not subject to such backup withholding by completing the Substitute Form W-9 provided herewith. In general, if a Stockholder is an individual, the taxpayer identification number is the Social Security number of such individual. If the Exchange Agent is not provided with the correct taxpayer identification number, the Stockholder may be subject to a $50 penalty imposed by the Internal Revenue Service. For further information concerning backup withholding and instructions for completing the Substitute Form W-9 (including how to obtain a taxpayer identification number if you do not have one and how to complete the Substitute Form W-9 if the TierOne stock certificates are held in more than one name), consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

Certain Stockholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order to satisfy the Exchange Agent that a foreign individual qualifies as an exempt recipient, such Stockholder must submit a statement, signed under penalties of perjury, attesting to that individual’s exempt status, on a properly completed Form W-8BEN, or successor form. Such statements can be obtained from the Exchange Agent.

Failure to complete the Substitute Form W-9 will not, by itself, cause the TierOne stock certificates to be deemed invalidly tendered, but may require the Exchange Agent to withhold a portion of the amount of any payments made pursuant to the merger. Backup withholding is not an additional federal income tax. Rather, the federal income tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained provided that the required information is furnished to the Internal Revenue Service.

NOTE:  FAILURE TO COMPLETE AND RETURN THE SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF A PORTION OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE MERGER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

2

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer — Social Security Numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer Identification Numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

Give the SOCIAL
SECURITY number
For this type of account:		of —
1.	An individual’s account	The individual
2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)
3.	Husband and wife (joint account)	The actual owner of the account or, if joint funds, the first individual on the account(1)
4.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)
5.	Adult and minor (joint account)	The adult or, if the minor is the only contributor, the minor(1)
6.	Account in the name of guardian or committee for a designated ward, minor, or incompetent person	The ward, minor, or incompetent person(3)
7.	a. The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee(1)
	b. So-called trust account that is not a legal or valid trust under state law	The actual owner(1)

Give the EMPLOYER
IDENTIFICATION number
For this type of account:		of —
8.	Sole proprietorship account	The owner(4)
9.	A valid trust, estate or pension trust	The legal entity(5)
10.	Corporate account	The corporation
11.	Religious, charitable, or educational organization account	The organization
12.	Partnership account held in the name of the business	The partnership
13.	Association, club, or other tax-exempt organization	The organization
14.	A broker or registered nominee	The broker or nominee
15.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person’s number must be furnished.

(2)	Circle the minor’s name and furnish the minor’s social security number.

(3)	Circle the ward’s, minor’s or incompetent person’s name and furnish such person’s social security number.

(4)	You must show your individual name, but you may also enter your business or “doing business as” name. You may use either your social security number or employer identification number (if you have one).

(5)	List first and circle the name of the legal trust, estate, or pension trust. Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.

Note:	If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

3

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

Obtaining a Number

If you do not have a taxpayer identification number or if you do not know your number, obtain Form SS-5, Application for Social Security Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service (the “IRS”) and apply for a number. Section references in these guidelines refer to sections under the Internal Revenue Code of 1986, as amended.

Payees specifically exempted from backup withholding include:

•	An organization exempt from tax under Section 501(a), an individual retirement account (IRA), or a custodial account under Section 403(b)(7), if the account satisfies the requirements of Section 401(f)(2).

•	The United States or a state thereof, the District of Columbia, a possession of the United States, or a political subdivision or wholly-owned agency or instrumentality of any one or more of the foregoing.

•	An international organization or any agency or instrumentality thereof.

•	A foreign government or any political subdivision, agency or instrumentality thereof.

Payees that may be exempt from backup withholding include:

•	A corporation.

•	A financial institution.

•	A dealer in securities or commodities required to register in the United States, the District of Colombia, or a possession of the United States.

•	A real estate investment trust.

•	A common trust fund operated by a bank under Section 584(a).

•	An entity registered at all times during the tax year under the Investment Company Act of 1940, as amended.

•	A middleman known in the investment community as a nominee or custodian.

•	A futures commission merchant registered with the Commodity Futures Trading Commission.

•	A foreign central bank of issue.

•	A trust exempt from tax under Section 664 or described in Section 4947.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

•	Payments to nonresident aliens subject to withholding under Section 1441.

•	Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident alien partner.

•	Payments of patronage dividends where the amount received is not paid in money.

•	Payments made by certain foreign organizations.

•	Section 404(k) payments made by an ESOP.

Payments of interest not generally subject to backup withholding include the following:

•	Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer’s trade or business and you have not provided your correct taxpayer identification number to the payer.

•	Payments of tax-exempt interest (including exempt-interest dividends under Section 852).

•	Payments described in Section 6049(b)(5) to nonresident aliens.

•	Payments on tax-free covenant bonds under Section 1451.

•	Payments made by certain foreign organizations.

•	Mortgage or student loan interest paid to you.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE “EXEMPT” IN PART 2 OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Certain payments other than interest, dividends, and patronage dividends, which are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under Sections 6041,6041A, 6045, 6050A and 6050N.

Privacy Act Notice. — Section 6109 requires most recipients of dividend, interest, or certain other income to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of tax returns. The IRS may also provide this information to the Department of Justice for civil and criminal litigation and to cities, states and the District of Columbia to carry out their tax laws. The IRS may also disclose this information to other countries under a tax treaty, or to Federal and state agencies to enforce Federal nontax criminal laws and to combat terrorism. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold a portion of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1) Penalty for Failure to Furnish Taxpayer Identification Number. — If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information With Respect to Withholding. — If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) Criminal Penalty for Falsifying Information. — Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

(4) Misuse of Taxpayer Identification Numbers. — If the requester discloses or uses taxpayer identification numbers in violation of federal law, the requester may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

4